As filed with the Securities and Exchange Commission on February 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MagnaChip Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	83-0406195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A.

1, Allée Scheffer, L-2520

Luxembourg, Grand Duchy of Luxembourg

(Address of principal executive offices)

MAGNACHIP SEMICONDUCTOR CORPORATION 2011 EQUITY INCENTIVE PLAN (as amended, the “2011 Plan”)

(Full title of plans)

(Copy to:)

Theodore S. Kim

Chief Compliance Officer, EVP, General Counsel and Secretary

c/o MagnaChip Semiconductor, Inc.

60 South Market Street, Suite 750

San Jose, CA 95113

Tel: (408) 625-5999

Fax: (408) 625-5990

(Name, address and telephone number, including area code, of agent for service)

Micheal J. Reagan, Esq. W. Stuart Ogg, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 Tel: (650) 739-3939 Fax: (650) 739-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share
- Shares available for future awards under the 2011 Plan	688,824(2)	$6.80	$4,684,003.20	$567.70

(1)

The amount being registered also includes an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends and anti-dilution provisions and other terms pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Registrant’s 2011 Plan on January 1, 2019 pursuant to an “evergreen” provision contained in the 2011 Plan. Pursuant to such provision, on January 1st of each calendar year commencing in 2012 and ending on (and including) January 1, 2021, the number of shares authorized for issuance under the 2011 Plan is automatically increased by a number equal to the smaller of (i) two percent (2%) of the number of shares of Common Stock issued and outstanding on December 31st of the preceding calendar year or (ii) an amount determined by the Registrant’s Board of Directors.

(3)

Determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on $6.80, which is the average of the high and low prices for the Registrant’s Common Stock as reported on the New York Stock Exchange on February 15, 2019.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-172864, 333-180696, 333-186789, 333-202120, 333-209756,

333-216204 AND 333-223155

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the automatic increase provisions of such plan. The Registrant previously registered shares of its Common Stock for issuance under the 2011 Plan under the following registration statements: a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on March 16, 2011 (File No. 333-172864); a Registration Statement on Form S-8 filed with the SEC on April 13, 2012 (File No. 333-180696); a Registration Statement on Form S-8 filed with the SEC on February 22, 2013 (File No. 333-186789); a Registration Statement on Form S-8 filed with the SEC on February 17, 2015 (File No. 333-202120); a Registration Statement on Form S-8 filed with the SEC on February 26, 2016 (File No. 333-209756); a Registration Statement on Form S-8 filed with the SEC on February 23, 2017 (File No. 333-216204); and a Registration Statement on Form S-8 filed with the SEC on February 22, 2018 (File No. 333-223155). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of common stock registered under the 2011 Plan.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Certificate of Incorporation of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 11, 2011).

4.2	Amended and Restated Bylaws of MagnaChip Semiconductor Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 6, 2016).

4.3	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of MagnaChip Semiconductor Corporation, as filed with the Secretary of the State of Delaware on March 6, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 6, 2015).

5.1	Opinion of Jones Day regarding the validity of the shares of Common Stock being registered on this Registration Statement.

23.1	Consent of Samil PricewaterhouseCoopers.

23.2	Consent of Jones Day (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	MagnaChip Semiconductor Corporation 2011 Equity Incentive Plan (as amended on April 26, 2018) (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K filed on February 22, 2019).

99.2	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.55 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.3	MagnaChip Semiconductor Corporation 2011 Form of Stock Option Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.4	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.57 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.5	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.58 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.6	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (U.S. Participants) (incorporated by reference to Exhibit 10.59 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.7	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Agreement (Non-U.S. Participants) (incorporated by reference to Exhibit 10.60 to the Registrant’s Registration Statement on Form S-1 (No. 333-165467)).

99.8	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (Nonemployee Director) (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 6, 2016).

99.9	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 27, 2018).

99.10	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (TSR Performance) (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2018).

99.11	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (AOP Performance) (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 27, 2018).

99.12	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on October 26, 2018).

99.13	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (TSR Performance) (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on October 26, 2018).

99.14	MagnaChip Semiconductor Corporation 2011 Form of Restricted Stock Units Agreement (AOP Performance) (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on October 26, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Seoul, Republic of Korea on February 22, 2019.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Young-Joon Kim
Young-Joon Kim
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Young-Joon Kim and Jonathan W. Kim and each or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of MagnaChip Semiconductor Corporation and in the capacities and on the dates indicated:

Date

/s/ Young-Joon Kim Young-Joon Kim, Chief Executive Officer (Principal Executive Officer) and Director	February 22, 2019

/s/ Jonathan Kim Jonathan W. Kim, Chief Financial Officer, Executive Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	February 22, 2019

/s/ Melvin Keating Melvin Keating, Director	February 22, 2019

/s/ Ilbok Lee Ilbok Lee, Director	February 22, 2019

/s/ Camillo Martino Camillo Martino, Director	February 22, 2019

/s/ Gary Tanner Gary Tanner, Director	February 22, 2019

/s/ Nader Tavakoli Nader Tavakoli, Non- Executive Chairman of the Board of Directors	February 22, 2019